QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT 2002

        This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Annual Report of UTStarcom, Inc. (the "Company") on Form 10-K for the period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report").

        In connection with the Report, we, Jack Lu and Edmond Cheng, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 16, 2011

By:	/s/ JACK LU Name: Jack Lu Title: President and Chief Executive Officer
By:	/s/ EDMOND CHENG Name: Edmond Cheng
Title: Senior Vice President and Chief Financial Officer

QuickLinks

  Exhibit 32.1